March 23, 2023 Priority Technology Holdings, Inc. (Nasdaq: PRTH) Supplemental Slides: Q4 2022 Earnings Call

Important Notice Regarding Forward-Looking Statements and Non-GAAP Measures This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, Priority Technology Holdings, Inc.’s (“Priority”, “we”, “our” or “us”) 2023 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein. We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in our Securities and Exchange Commission (“SEC”) filings, including our Annual Report on Form 10-K filed with the SEC on March 23, 2023. These filings are available online at www.sec.gov or www.prioritycommerce.com. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Priority believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of the Company. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and the slides at the end of this presentation for a reconciliation of such non-GAAP financial measures to the most comparable GAAP numbers. Additionally, we present guidance for Adjusted EBITDA and Adjusted EBITDA as percentage of Adjusted Gross Profit, non-GAAP measures without reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. See more information in Priority’s earnings press release. Adjusted Gross profit referred throughout this presentation is a non-GAAP measure calculated by subtracting Cost of services (excluding depreciation and amortization) from Revenue. Adjusted Gross profit margin referred throughout this presentation is a non-GAAP measure calculated by dividing Adjusted Gross Profit discussed above by Revenue. See Appendix 1 of this presentation for a reconciliation of Adjusted Gross Profit to Gross Profit as per GAAP and Priority’s earnings press release for more details. DISCLAIMER 2

Key 2022 Highlights 258K+ Active Merchants $112B+ in LTM Total Volume FY 2022 PERFORMANCE METRICS INDUSTRY LEADING PERFORMANCE 436K+ Consumer Accounts REVENUE 29% 1 Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 2 Revenue and Operating Income peer data pulled from 10-K Annual report with the exception of Paysafe. Paysafe data pulled from Form 6-K. OPERATING INCOME 70% ADJ GROSS PROFIT1 46% ADJUSTED EBITDA1 46% 3

Fourth Quarter 2022 Consolidated Results Revenue grew 23% to $177.6 million Adj Gross Profit1 increased 25% to $61.0 million Adj Gross Profit margin1 increased 50 basis points to 34.3% Adjusted EBITDA1 of $39.8 million increased 21% 23% 25% 50BP 21% $48.7M $61.0M 33.8% 34.3% $32.9 $39.8M $144.0M $177.6M Q4 21 Q4 22 Q4 21 Q4 22 Q4 21 Q4 22Q4 21 Q4 22 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 4

Full Year 2022 Consolidated Results Revenue grew 29% to $663.6 million Adj Gross Profit1 increased 46% to $226.9 million Adj Gross Profit margin1 increased 410 basis points to 34.2% Adjusted EBITDA1 of $140.3 million increased 46% 29% 46% 410BP 46% $155.0M $226.9M 30.1% 34.2% $96.3M $140.3M $514.9M $663.6M FY 21 FY 22 FY 21 FY 22 FY 21 FY 22FY 21 FY 22 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 5

Priority Overview

PRIORITY AT A GLANCE

- Priority Technology Holdings, Inc. (NASDAQ:PRTH), is a payments technology company that leverages a purpose-built platform to enable clients to collect, store and send money.
- Priority leverages a native technology platform to embed payments and banking services into client's core business platforms.
- We handle the complexities of payments and banking to free our partners to focus on their core business objectives.

Priority's solutions are delivered via internally developed payment applications and services to the following segments

- **SMB PAYMENTS:** Full-service acquiring and payment-enabled solutions for B2C transactions, leveraging our proprietary software platform, distributed through ISOs, Direct Sales and vertically focused ISV Channels
- **B2B PAYMENTS:** Market-leading A/P automation solution for corporations, software partners and industry leading financial institutions
- **ENTERPRISE PAYMENTS:** Embedded payment and treasury solutions for enterprise customers to modernize legacy platforms and accelerate software partners' strategies to monetize payments

CONTINUED STRONG MOMENTUM


REVENUE
In Millions
$404
$515
$664
$740 - $755
$15
Guidance Range
$740
2020
2021
2022
2023


ADJUSTED EBITDA[1]
In Millions
$70
$96
$140
$160 - $165
$5
Guidance Range
$160
2020
2021
2022
2023

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[1]Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details.

Priority Unified Commerce Platform

CURATED APPS

SMB ACQUIRING

MX Merchant

MX Connect

MX POS

MX Retail	LandlordStation
MX Restaurant	e|tab
MX QSR	PayRight
MX Build	MX Givv

PRIORITY B2B

CPX

CPX API

ENTERPRISE

CFTPay

CFTConnect

Passport API

BANKING

Passport Account U/I

Passport Commerce APIs (Passport)

ENGINE

Passport Platform Architecture (Shared Macro/Micro Services)

PAYMENTS

Card Processing • Compliance
Card Issuing • Pay Fac

BANKING

Virtual Accounts • Ledger • ACH/ACH+ • Compliance
Check Processing /Recon • Bill Payments

DATA SCIENCE

Data Warehouse • Business Intelligence
Data Science • Visualization

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Priority is Simplifying the Customer Experience Working with Priority is as Easy as 1, 2, 3 Choose the Curated App(s) that best fit your needs Chose the Passport Account Structure that best fits your uses Start Moving Money 1 2 3 8

Financial Results

Fourth Quarter 2022 – SMB (Revenue) Revenue grew 23% to $149.9 million 23% $121.5M $149.9M Q4 21 Q4 22 10 Key Revenue Drivers SMB revenue of $149.9 million increased 23% from $121.5 million in Q4 2021 Ø Bankcard $ Volumes of $14.9 billion increased over 7% Ø Ending Merchant Count of 259K increased by 7% Ø New Merchant Boards averaged ~4600 per month in Q4

Fourth Quarter 2022 – SMB (Profits) Adj Gross Profit1 increased 18% to $36.0 million Adj Gross Profit margin1 decreased 120 basis points to 24.0% Operating Income of $14.9 million increased 42% 18% 120BP 42% $30.6M $36.0M 25.2% 24.0% $10.5M $14.9M Q4 21 Q4 22 Q4 21 Q4 22 Q4 21 Q4 22 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 11

Fourth Quarter 2022 – B2B (Revenue) Revenue decreased 48% to $2.8 million 48% $5.4M $2.8M Q4 21 Q4 22 12 Key Revenue Drivers B2B revenue of $2.8 million decreased 48% from $5.4 million Ø Largely driven by Managed Services decrease from $2.7 million to $0.3 million due to final wind down of a specific customer program Ø CPX decreased slightly from $2.6 million in Q4 2021 to $2.5 million in Q4 2022 due to timing related to Incentives

Fourth Quarter 2022 – B2B (Profits) Adj Gross Profit1 decreased 35% to $1.7 million Adj Gross Profit margin1 increased from 48.1% to 60.7% Operating Loss of $1.1 million decreased from Operating income of $0.6m 35% 1260 BP 283% $2.6M $1.7M 48.1% 60.7% $0.6M ($1.1M) Q4 21 Q4 22 Q4 21 Q4 22 Q4 21 Q4 22 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 13

Fourth Quarter 2022 – Enterprise (Revenue) Revenue grew 46% to $24.9 million 46% $17.1M $24.9M Q4 21 Q4 22 14 Key Revenue Drivers ENTERPRISE revenue of $24.9 million increased 46% from $17.1 million Ø Avg Monthly New Enrollments of 39K increased 127% from 17K Ø Avg Number of Billed Clients increased 24% to 425K from 341K Ø Increase in interest rates continues to drive growth in Interest Income

Fourth Quarter 2022 – Enterprise (Profits) Adj Gross Profit1 increased 50% to $23.3 million Adj Gross Profit margin1 increased 300 basis points to 93.6% Operating Income of $11.5 million increased 121% 50% 300BP 121% $15.5M $23.3M 90.6% 93.6% $5.2M $11.5M Q4 21 Q4 22 Q4 21 Q4 22 Q4 21 Q4 22 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details. 15

Operating Expenses Salaries & Benefits increased 41% to $16.9 million SG&A increased 27% to $7.9 million Depreciation & Amortization of $18.0 million increased 2% $6.2M $7.9M $17.6M $18.0M $12.0M $16.9M Q4 21 Q4 22 Q4 21 Q4 22Q4 21 Q4 22 Operating Expenses of $42.8 million increased 20% 41% 27% 2% 16

Adjusted EBITDA1 Walk 17 Adjusted EBITDA experienced strong growth in Q4 and Full-Year 2022 Ø Q4 2022 Adjusted EBITDA of $39.8 million increased 21.0% from $32.9 million in Q4 2021 Ø Full-Year 2022 Adjusted EBITDA grew 46% to $140.3 million EBITDA Walk 2022 2021 2022 2021 Q4 Q4 FY FY Consolidated net income (loss) (GAAP) (1.3)$ 14.1$ (2.1)$ 1.4$ Add: Interest expense 16.3 11.9 53.5 36.5 Add: Depreciation and amortization 18.0 17.6 70.6 49.7 Add: Income tax expense (benefit) 3.5 (5.3) 5.4 (5.3) EBITDA (non-GAAP) 36.5 38.3 127.4 82.3 Further adjusted by: Add: Non-cash stock-based compensation 2.0 0.9 6.2 3.3 Add: Non-recurring expenses: Debt extinguishment and modification costs - - - 8.3 Change in fair value of contingent consideration 0.2 - 1.3 - Gain on sale of PRET/Payix, net of NCI - (7.6) - (7.6) Legal, professional, accounting and other SG&A 1.1 1.3 5.4 10.0 Adjusted EBITDA (non-GAAP) 39.8$ 32.9 140.3 96.3 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details.

Outstanding Debt $631.9 -$2.5 -$6.2 $623.2 Dec 31 '21 Net Revolver Repayment Term Loan Repayments Dec 31 '22 Total Debt of $623.2 million at end of 2022 decreased from $631.9 million in 2021 Ø Decrease driven by net $2.5 million Revolver decrease and $6.2 million in Term Loan Repayments Ø Net Debt of $604.7 million decreased $6.9 million compared to 2021 Ø Revolver Capacity at the end of Q4 2022 was $27.5 million 18

Senior Redeemable Preferred Stock $210.2 $16.8 $3.3 $5.3 $235.6 Dec 31 '21 PIK Dividend Accretion Dividend Payable Dec 31 '22 Preferred Stock of $235.6 million, Net of $21.1 million of Unaccreted Discounts and Issuance Costs Ø Fourth Quarter Dividends and Accretion as follows: 19 4th Quarter (dollars in Millions) 2022 Dividend: Payment in Kind 4.31$ Cash1 5.34 9.65 Accretion 0.83 10.48$ 1 Paid in January 2023

2023 Financial Guidance REVENUE 12% to 14% Growth $740 to $755 million 20 ADJUSTED EBITDA1 14% to 18% Growth $160 to $165 million The Company’s outlook for full-year 2023 financial results are: Revenue and Adjusted EBITDA are forecast to strengthen with each successive quarter of 2023, reflecting positive operating trends within each of our segments 1Adjusted Gross Profit, Adjusted Gross Profit margin and Adjusted EBITDA referred in this presentation are non-GAAP measures. See slide 2 for further details.

APPENDIX

Adjusted Gross Profit Reconciliation

The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in millions) Twelve Months Ended December 31, 2022	SMB	B2B	Enterprise	Total
Revenues	$ 562.2	$ 18.9	$ 82.5	$ 663.6
Cost of revenue (excluding depreciation and amortization)	(422.4)	(7.8)	(6.5)	(436.7)
Adjusted gross profit (non-GAAP)	139.8	11.1	76.0	226.9
Adjusted gross profit margin (non-GAAP)	24.9%	58.7%	92.1%	34.2%
Depreciation and amortiztion of revenue generating assets	(6.9)	-	(3.5)	(10.4)
Gross profit	132.9	11.1	72.5	216.5
Gross profit margin	23.6%	58.7%	87.9%	32.6%

(in millions) Three Months Ended December 31, 2022	SMB	B2B	Enterprise	Total
Revenues	$ 149.9	$ 2.8	$ 24.9	$ 177.6
Cost of revenue (excluding depreciation and amortization)	(113.9)	(1.1)	(1.6)	(116.6)
Adjusted gross profit (non-GAAP)	36.0	1.7	23.3	61.0
Adjusted gross profit margin (non-GAAP)	24.0%	60.7%	93.6%	34.3%
Depreciation and amortiztion of revenue generating assets	(1.9)	-	(0.9)	(2.8)
Gross profit	34.1	1.7	22.4	58.2
Gross profit margin	22.7%	60.7%	90.0%	32.8%

(in millions) Twelve Months Ended December 31, 2021	SMB	B2B	Enterprise	Total
Revenues	$ 475.6	$ 17.2	$ 22.1	$ 514.9
Cost of revenue (excluding depreciation and amortization)	(349.1)	(7.6)	(3.2)	(359.9)
Adjusted gross profit (non-GAAP)	126.5	9.6	18.9	155.0
Adjusted gross profit margin (non-GAAP)	26.6%	55.8%	85.5%	30.1%
Depreciation and amortiztion of revenue generating assets	(5.9)	-	(1.0)	(6.9)
Gross profit	120.6	9.6	17.9	148.1
Gross profit margin	25.4%	55.8%	81.0%	28.8%

(in millions) Three Months Ended December 31, 2021	SMB	B2B	Enterprise	Total
Revenues	$ 121.5	$ 5.4	$ 17.1	$ 144.0
Cost of revenue (excluding depreciation and amortization)	(90.9)	(2.8)	(1.6)	(95.3)
Adjusted gross profit (non-GAAP)	30.6	2.6	15.5	48.7
Adjusted gross profit margin (non-GAAP)	25.2%	48.1%	90.6%	33.8%
Depreciation and amortiztion of revenue generating assets	(1.6)	-	(0.8)	(2.4)
Gross profit	29.0	2.6	14.7	46.3
Gross profit margin	23.9%	48.1%	86.0%	32.2%

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